Spectrum Pharmaceuticals Appoints Juhyun Lim of Hanmi Pharmaceutical to Board of Directors
HENDERSON, Nev. – March 10, 2022 – Spectrum Pharmaceuticals (NasdaqGS: SPPI), a biopharmaceutical company focused on novel and targeted oncology therapies, today announced the appointment of Juhyun Lim to its Board of Directors.

“We are delighted to have Ms. Lim join Spectrum’s Board of Directors,” said William Ashton, Chairman of the Board, Spectrum Pharmaceuticals. “This further strengthens our partnership with Hanmi and we look forward to her thoughtful guidance as we strategically define the next chapter at Spectrum and strive to advance novel medicines toward registration and commercialization.”

Juhyun Lim is an experienced executive with 20 years of experience in the life science industry and currently serves as President, Global Strategy and Planning at Hanmi Science and Hanmi Pharmaceutical, where she leads the execution of corporate strategy and investment. She also serves as Director, Healthcare Investment at Hanmi Ventures. Ms. Lim has held various senior leadership roles during her tenure at Hanmi, including SVP, Human Resource Development.

“I believe in Spectrum's commitment to serving patients with great needs and its vision and efforts for developing innovative medicines,” said Ms. Lim. “With Rolontis and poziotinib under Spectrum's lead, I am confident that the best efforts are put into the programs anticipating a great success in the oncology market. It is with great honor that l join the board and serve for a mutual goal.”

About Spectrum Pharmaceuticals, Inc.
Spectrum Pharmaceuticals is a biopharmaceutical company focused on acquiring, developing, and commercializing novel and targeted oncology therapies. Spectrum has a strong track record of successfully executing across the biopharmaceutical business model, from in-licensing and acquiring differentiated drugs, clinically developing novel assets, successfully gaining regulatory approvals and commercializing in a competitive healthcare marketplace. Spectrum has a late-stage pipeline with novel assets that serve areas of unmet need. This pipeline has the potential to transform the company in the near future. For additional information on Spectrum Pharmaceuticals please visit www.sppirx.com.
11500 S. Eastern Ave., Ste. 220 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Forward-looking statement — This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management's current beliefs and expectations as of the date hereof. These statements include, but are not limited to, statements that relate to Spectrum’s business and its future, including the timing and results of Spectrum’s strategic restructuring and the benefits expected to be derived therefrom, Spectrum's ability to drive future growth by focusing on its advanced clinical programs, the timing and results of FDA decisions relating to poziotinib and ROLONTIS, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that Spectrum may fail to successfully implement planned cost reduction measures, the possibility that Spectrum’s existing and new drug candidates may not prove safe or effective, the possibility that our existing and new applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the company's reports filed with the Securities and Exchange Commission. The company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC.® and ROLONTIS® are registered trademarks of Spectrum Pharmaceuticals, Inc and its affiliate. REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2022 Spectrum Pharmaceuticals, Inc. All Rights Reserved

Contacts:
Robert Uhl
Managing Director, ICR Westwicke
858.356.5932
robert.uhl@westwicke.com

Kurt Gustafson
Chief Financial Officer
949.788.6700
InvestorRelations@sppirx.com

11500 S. Eastern Ave., Ste. 220 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI